Exhibit 99.1

Green Bankshares Reports Fourth Quarter and Year-End 2007 Results

GREENEVILLE, Tenn.--(BUSINESS WIRE)--Green Bankshares, Inc. (NASDAQ:GRNB) today announced results for the fourth quarter and year ended December 31, 2007. As previously announced, the Company experienced an increase in non-performing loans in the fourth quarter concurrent with slumping economic conditions and deteriorating credit quality associated primarily with residential real estate construction loans located in its urban markets. Accordingly, the Company increased its provision for loan losses significantly in the final three months of 2007, to $10,806,000 versus $1,538,000 in the same period of 2006. This increase largely accounted for the decline in comparable earnings for the quarter.

Net income for the fourth quarter declined 47% to $2,758,000 compared with $5,174,000 in the year-earlier quarter. On a diluted basis, fourth quarter 2007 earnings fell 60% to $0.21 from $0.52 in the same quarter a year ago, with the larger decline reflecting additional shares issued in connection with the Company's acquisition of Civitas BankGroup in the second quarter of 2007. Net income for the full year 2007 reached $24,374,000, up 15% from $21,262,000 in 2006 while diluted earnings per share declined 3% to $2.07 from $2.14 in 2006.

For the fourth quarter, Return on Average Assets (ROA) was 0.37% compared with 1.20% in the fourth quarter of 2006. Return on Average Equity (ROE) was 3.34% in the current quarter, down from an ROE of 11.16% in the fourth quarter of last year. For the full year 2007, ROA was 0.98% compared with 1.28% in 2006 and ROE was 8.96% in 2007 compared with 11.91% in 2006.

Commenting on the Company's report, Stan Puckett, Chairman and Chief Executive Officer, said, "Even though we made progress on many fronts in 2007, fourth quarter results were very disappointing. We take little consolation in the fact that a swift and significant industry-wide erosion of credit quality is occurring, for while we are not immune to these issues, we expect much more from ourselves. The problems we confronted in the fourth quarter entail both macroeconomic problems and local market pressures that have formed a challenging environment. While further deterioration in the real estate market is probable, we have moved aggressively to address the identified problem loans, and we will do so in the future."

Credit quality declined in the fourth quarter as non-performing loans relative to loans, net of unearned income, totaled 1.36% versus 0.26% in the third quarter of 2007 and 0.23% in the year-earlier quarter. Net charge-offs in the fourth quarter totaled 0.57% of average loans versus 0.07% in the third quarter of 2007 and 0.20% in the year-earlier period.

Net interest income for the fourth quarter increased 39% to $25,606,000 from $18,468,000 in the year-earlier period, driven by a 56% or $848,160,000 increase in average loans outstanding versus the fourth quarter last year, of which approximately $600,000,000 related to the Company's May 2007 acquisition of Civitas. As mentioned earlier, the quarter's provision for loan losses increased to $10,806,000 from $1,538,000 in the fourth quarter of last year, reflecting the decline in credit quality. Net interest income increased 32% to $94,653,000 for the full year compared with $71,957,000 in 2006. The Company's provision for loan losses rose to $14,483,000 in 2007 from $5,507,000 a year ago. The allowance for loan losses relative to loans, net of unearned income, was 1.45% at the end of 2007, unchanged from the third quarter of 2007 and the fourth quarter of 2006.

Since the second quarter of 2007, the Company has experienced margin compression, primarily because of rate reductions by the Federal Reserve Board and an inability to reprice deposits concurrently. Considering the national economic outlook, the Company expects further rate cuts in 2008 and additional margin compression. Net interest margin declined 31 basis points to 3.91% in the fourth quarter of 2007 versus 4.22% in the third quarter of 2007 and was down 75 basis points from 4.67% in the year-earlier quarter. Net interest margin for the full year 2007 was 4.25%, down 53 basis points from 4.78% last year.

Non-interest income increased 40% in the fourth quarter to $8,108,000 from $5,804,000 in the same quarter last year, while non-interest income for 2007 rose 33% to $27,678,000 from $20,778,000 in 2006. These increases primarily reflected the opening of a net 14,510 new customer checking accounts – High Performance Checking Accounts – including 3,804 net new accounts in the fourth quarter alone.

Non-interest expense totaled $19,567,000 in the fourth quarter, up 37% from $14,255,000 in the same period a year ago. The Company's efficiency ratio was 58.04% in the fourth quarter, up from 54.34% in the third quarter of 2007, but improved slightly from 58.73% in the fourth quarter of 2006. Non-interest expenses increased 31% to $69,328,000 in 2007 from $52,776,000 in 2006. The Company's efficiency ratio for 2007 was 56.67% for 2007 versus 56.91% for 2006.

Puckett concluded, "Clearly, credit quality is the key concern and priority for us as we enter 2008. We think the year ahead will be challenging, and it will take our best efforts to reignite profit growth."

At December 31, 2007, the Company's total assets increased 66% to $2,947,741,000 from $1,772,654,000 at December 31, 2006. Net loans increased 53% to $2,356,376,000 at December 31, 2007, from $1,539,629,000 at December 31, 2006. Deposits increased 49% to $1,986,793,000 at December 31, 2007, from $1,332,505,000 at December 31, 2006. Total shareholders' equity increased 75% to $322,477,000 at December 31, 2007, versus $184,471,000 at December 31, 2006.

Greeneville, Tennessee-based Green Bankshares, Inc., with total assets of approximately $2.95 billion, is the holding company for GreenBank. GreenBank, which traces its origin to 1890, has 65 branches across East and Middle Tennessee, one branch each in Bristol, Virginia, and Hot Springs, North Carolina, and a wealth management office in Gallatin, Tennessee. In addition, GreenBank also conducts separate businesses through three wholly owned subsidiaries: Superior Financial Services, Inc., a consumer finance company; GCB Acceptance Corporation, a consumer finance company specializing in automobile lending; and Fairway Title Co., a title insurance company.

Certain matters discussed in this news release are not historical facts but are "forward-looking statements" within the meaning of and are furnished pursuant to the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risk and uncertainty and actual results could differ materially from the anticipated results or other expectations expressed in the forward-looking statements. Risks and uncertainties related to the Company's business are discussed in the Company's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006, and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2007. The Company undertakes no obligation to update forward-looking statements.

GREEN BANKSHARES, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2007	2006	2007	2006
Interest income	$49,911	$52,294	$31,734	$176,626	$117,357
Interest expense	24,305	25,001	13,266	81,973	45,400
Net interest income	25,606	27,293	18,468	94,653	71,957
Provision for loan losses	10,806	1,444	1,538	14,483	5,507
Net interest income after provision for loan losses
	14,800	25,849	16,930	80,170	66,450
Non-interest income	8,108	7,688	5,804	27,678	20,778
Non-interest expense	19,567	19,010	14,255	69,328	52,776
Income before income taxes	3,341	14,527	8,479	38,520	34,452
Income taxes	583	5,613	3,305	14,146	13,190
Net income	$2,758	$8,914	$5,174	$24,374	$21,262
Comprehensive income	$4,829	$11,167	$5,244	$26,010	$21,503

Earnings per share:
Basic	$0.21	$0.69	$0.53	$2.07	$2.17
Diluted	$0.21	$0.69	$0.52	$2.07	$2.14

Weighted average shares:
Basic	12,927	12,921	9,805	11,757	9,788
Diluted	12,963	13,009	9,942	11,799	9,933

Dividends declared per share	$0.29	$0.13	$0.28	$0.68	$0.64

				Dec. 31,	Dec. 31,
				2007	2006
Total assets				$2,947,741	$1,772,654
Cash and cash equivalents				65,717	70,640
Investment securities				248,898	47,340
Loans, net of unearned income				2,356,376	1,539,629
Allowance for loan losses				34,111	22,302
Deposits				1,986,793	1,332,505
Shareholders' equity				322,477	184,471
Tangible shareholders' equity(1)				164,650	145,931
Book value per share				24.94	18.80
Tangible book value per share(1)				12.73	14.87

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

GREEN BANKSHARES, INC.
Condensed Consolidated Balance Sheets
December 31, 2007 and December 31, 2006
(Dollars in thousands except share and per share data)

	(Unaudited)
	December 31,	December 31,
	2007	2006(1)
ASSETS

Cash and due from banks	$65,717	$44,657

Federal funds sold & other	-	25,983

Securities available-for-sale ("AFS")	235,273	37,740
Securities held-to-maturity (with a market value of $1,280 and $2,544 on December 31, 2007 and December 31, 2006)
	1,303	2,545

FHLB, Bankers Bank and other stock, at cost	12,322	7,055

Loans held for sale	2,331	1,772

Loans, net of unearned income	2,356,376	1,539,629

Allowance for loan losses	(34,111)	(22,302)

Bank premises and equipment, net of accumulated depreciation
	82,697	57,258

Goodwill and other intangible assets	157,827	38,540

Other assets	68,006	39,777

Total Assets	$2,947,741	$1,772,654

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$1,986,793	$1,332,505
Federal funds purchased	87,787	20,000
Repurchase agreements	106,738	22,165
FHLB advances and notes payable	318,690	177,571
Subordinated debentures	88,662	13,403
Accrued interest payable and other liabilities	36,594	22,539

Total Liabilities	2,625,264	1,588,183

SHAREHOLDERS' EQUITY

Common Stock: $2 par value, 20,000,000 shares authorized; 12,931,015 and 9,810,867 shares outstanding
	25,862	19,622
Paid in Capital	185,170	71,828
Retained Earnings	109,938	93,150
Accumulated Other Comprehensive Income (Loss)	1,507	(129)

Total Shareholders' Equity	322,477	184,471

Total Liabilities & Shareholders' Equity	$2,947,741	$1,772,654

(1) Derived from Audited Consolidated Financial Statements.

GREEN BANKSHARES, INC.
Condensed Consolidated Statements of Income and Comprehensive Income
Three Months Ended December 31, 2007, September 30, 2007 and December 31, 2006 and Twelve Months Ended December 31, 2007 and 2006
(Unaudited)

(Dollars in thousands except share and per share data)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2007	2007	2006	2007	2006

Interest Income:
Interest and Fees on Loans	$46,447	$48,630	$31,012	$166,673	$114,493
Interest on Investment Securities	3,459	3,642	694	9,899	2,726
Interest on Federal Funds Sold and Interest-earning
Deposits	5	22	28	54	138
Total Interest Income	49,911	52,294	31,734	176,626	117,357

Interest Expense:
Interest on Deposits	17,395	17,812	10,573	61,372	36,090
Interest on Borrowings	6,910	7,189	2,693	20,601	9,310
Total Interest Expense	24,305	25,001	13,266	81,973	45,400

Net Interest Income	25,606	27,293	18,468	94,653	71,957

Provision for Loan Losses	10,806	1,444	1,538	14,483	5,507

Net Interest Income after
Provision for Loan Losses	14,800	25,849	16,930	80,170	66,450

Noninterest Income:
Service Charges, Commissions and Fees	6,603	6,418	4,805	22,705	16,162
Other Income	1,505	1,270	999	4,973	4,616
Total Noninterest Income	8,108	7,688	5,804	27,678	20,778
Noninterest Expense:
Salaries and Benefits	9,808	9,753	6,883	35,491	26,308
Occupancy and Furniture and Equipment Expense	2,923	2,852	2,084	10,497	8,239
Other Expenses	6,836	6,405	5,288	23,340	18,229
Total Noninterest Expense	19,567	19,010	14,255	69,328	52,776

Income Before Income Taxes	3,341	14,527	8,479	38,520	34,452

Income Taxes	583	5,613	3,305	14,146	13,190

Net Income	$2,758	$8,914	$5,174	$24,374	$21,262

Comprehensive Income	$4,829	$11,167	$5,244	$26,010	$21,503

Per Share of Common Stock:
Basic Earnings	$0.21	$0.69	$0.53	$2.07	$2.17
Diluted Earnings	$0.21	$0.69	$0.52	$2.07	$2.14
Dividends	$0.29	$0.13	$0.28	$0.68	$0.64

Weighted Average Shares Outstanding:
Basic	12,926,673	12,921,240	9,805,065	11,756,699	9,788,004
Diluted	12,962,869	13,008,733	9,942,078	11,799,142	9,933,278

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
(UNAUDITED)

(Dollars in thousands except share and per share data)

	December 31,		December 31,		%
	2007		2006		Change
Financial Condition Data:

Assets	$2,947,741		$1,772,654		66.29%
Loans, net of unearned interest	2,356,376		1,539,629		53.05%
Cash and investments	314,615		91,997		241.98%
Federal funds sold	-		25,983		-100.00%
Deposits	1,986,793		1,332,505		49.10%
Federal funds purchased	87,787		20,000		-
FHLB advances and notes payable	318,690		177,571		79.47%
Subordinated debentures	88,662		13,403		561.51%
Federal funds purchased and repurchase agreements	106,738		22,165		381.56%
Shareholders' equity	322,477		184,471		74.81%
Tangible shareholders' equity(1)	164,650		145,931		12.83%

Ratios:
Book value per share	$24.94		$18.80		32.66%
Tangible book value per share(1)	$12.73		$14.87		-14.39%
Average equity to average assets	10.91%		10.78%		1.21%
Dividend payout ratio	32.85%	(2)	29.49%	(2)	11.38%

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.
(2) Includes special dividend of $0.16 per share paid in December 2007 and 2006, respectively.

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2007	2006	%Change	2007	2006	%Change
Operating Data:

Total Interest Income	$49,911	$31,734	57.28%	$176,626	$117,357	50.50%
Total Interest Expense	24,305	13,266	83.21%	81,973	45,400	80.56%
Net Interest Income	25,606	18,468	38.65%	94,653	71,957	31.54%
Provision for Loan Losses	10,806	1,538	602.60%	14,483	5,507	162.99%
Net Interest Income After Provision for Loan Losses	14,800	16,930	-12.58%	80,170	66,450	20.65%
Non-Interest Income	8,108	5,804	39.70%	27,678	20,778	33.21%
Non-Interest Expense	19,567	14,255	37.26%	69,328	52,776	31.36%
Income Before Income Taxes	3,341	8,479	-60.60%	38,520	34,452	11.81%
Income Tax Expense	583	3,305	-82.36%	14,146	13,190	7.25%
Net Income	$2,758	$5,174	-46.70%	$24,374	$21,262	14.64%

Comprehensive Income	$4,829	$5,244	-7.91%	$26,010	$21,503	20.96%

Per Share of Common Stock:
Basic Earnings	$0.21	$0.53	-60.38%	$2.07	$2.17	-4.61%
Diluted Earnings	$0.21	$0.52	-59.62%	$2.07	$2.14	-3.27%
Dividends	$0.29	$0.28	3.57%	$0.68	$0.64	6.25%

Weighted Average Shares Outstanding:
Basic	12,926,673	9,805,065		11,756,699	9,788,004
Diluted	12,962,869	9,942,078		11,799,142	9,933,278

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,
	2007	2007	2006	2007	2006
Key Financial Ratios:

Return on Average Assets	0.37%	1.22%	1.20%	0.98%	1.28%
Return on Average Shareholders' Equity	3.34%	11.08%	11.16%	8.96%	11.91%
Return on Average Tangible Shareholders' Equity(1)	6.59%	22.32%	14.10%	15.41%	15.25%
Interest Rate Spread	3.54%	3.83%	4.16%	3.83%	4.32%
Net Interest Margin	3.91%	4.22%	4.67%	4.25%	4.78%
Efficiency Ratio	58.04%	54.34%	58.73%	56.67%	56.91%

(1) Tangible shareholders' equity is shareholders' equity less goodwill and intangible assets.

	December 31,	September 30,	December 31,
	2007	2007	2006
Asset Quality Ratios:
Nonperforming Loans as a Percentage of Total Loans, net of Unearned Income	1.36%	0.26%	0.23%
Nonperforming Assets as a Percentage of Total Assets	1.25%	0.26%	0.29%
Allowance for Loan Losses as a Percentage of Total Loans, net of Unearned Income
	1.45%	1.45%	1.45%
Allowance for Loan Losses as a Percentage of Nonperforming Loans
	106.34%	558.18%	635.93%
Net Charge-Offs to Average Total Loans, Net of Unearned Income
	0.57%	0.07%	0.20%

Nonperforming Assets and Net Charge-offs

As of and for the year ended December 31, 2007	Bank	Other	Total
Loans past due 90 days and still accruing	$18	$-	$18
Nonaccrual loans	31,560	500	32,060
Other real estate owned and repossessed assets	4,311	548	4,859
Total nonperforming assets	$35,889	$1,048	$36,937

Net charge-offs	$10,193	$1,503	$11,696

As of and for the year ended December 31, 2006	Bank	Other	Total
Loans past due 90 days and still accruing	$15	$13	$28
Nonaccrual loans	2,866	613	3,479
Other real estate owned and repossessed assets	1,336	352	1,688
Total nonperforming assets	$4,217	$978	$5,195

Net charge-offs	$2,041	$903	$2,944

Asset Quality Ratios

As of and for the year ended December 31, 2007	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	1.35%	1.30%	1.36%
Nonperforming assets as a percentage of total assets	1.22%	2.11%	1.25%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.32%	7.96%	1.45%
Allowance for loan losses as a percentage of nonperforming loans	98.37%	609.80%	106.34%
Net charge-offs to average total loans, net of unearned income	0.50%	4.14%	0.57%

As of and for the year ended December 31, 2006	Bank	Other	Consolidated
Nonperforming loans as a percentage of total loans, net of unearned income	0.19%	1.84%	0.23%
Nonperforming assets as a percentage of total assets	0.24%	2.53%	0.29%
Allowance for loan losses as a percentage of total loans, net of unearned income	1.28%	7.94%	1.45%
Allowance for loan losses as a percentage of nonperforming loans	680.25%	431.95%	635.93%
Net charge-offs to average total loans, net of unearned income	0.14%	2.82%	0.20%

GREEN BANKSHARES, INC.
Condensed Average Balances, Interest Rates and Yields
December 31, 2007

	Three Months Ended						Twelve Months Ended
	December 31,						December 31,
	2007			2006			2007			2006

	Average		Average	Average		Average	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Interest-earning assets:

Loans(1)(2)	2,364,964	46,468	7.80%	1,516,804	31,035	8.12%	2,059,719	166,759	8.10%	1,450,516	114,585	7.90%
Investment securities(2)	250,022	3,639	5.77%	52,389	707	5.35%	178,673	10,366	5.80%	55,152	2,784	5.05%
Other short-term investments	384	5	5.17%	2,207	28	5.03%	1,054	54	5.12%	2,799	138	4.93%
Total interest-earning assets	2,615,370	50,112	7.60%	1,571,400	31,770	8.02%	2,239,446	177,179	7.91%	1,508,467	117,507	7.79%

Non-interest earning assets	318,997			151,121			255,908			148,311
Total assets	2,934,367			1,722,521			2,495,354			1,656,778

Interest-bearing liabilities:
Deposits:
Now accounts, money market and savings	681,366	3,911	2.28%	479,498	2,821	2.33%	654,696	16,703	2.55%	493,019	10,524	2.13%
Time deposits	1,130,320	13,484	4.73%	684,410	7,752	4.49%	951,455	44,669	4.69%	641,672	25,566	3.98%
Total interest bearing-deposits	1,811,686	17,395	3.81%	1,163,908	10,573	3.60%	1,606,151	61,372	3.82%	1,134,691	36,090	3.18%

Securities sold under repurchase and short-term borrowings	140,282	1,352	3.82%	30,504	334	4.34%	95,715	4,183	4.37%	32,487	1,469	4.52%
Notes payable	422,934	5,558	5.21%	171,853	2,359	5.45%	307,737	16,418	5.34%	144,155	7,841	5.44%

Total interest-bearing liabilities	2,374,902	24,305	4.06%	1,366,265	13,266	3.85%	2,009,603	81,973	4.08%	1,311,333	45,400	3.46%

Non-Interest Bearing Liabilities:
Demand Deposits	203,750			150,609			184,529			147,947
Other Liabilities	28,478			20,194			29,067			18,952
Total Non-Interest Bearing Liabilities	232,228			170,803			213,596			166,899

Total liabilities	2,607,130			1,537,068			2,223,199			1,478,232

Shareholders' equity	327,237			185,453			272,155			178,546

Total liabilities & shareholders' equity	2,934,367			1,722,521			2,495,354			1,656,778

Net interest income		25,807			18,504			95,206			72,107

Interest rate spread			3.54%			4.17%			3.83%			4.33%

Net yield on interest-earning assets (net interest margin)			3.91%			4.67%			4.25%			4.78%

(1) Average loan balances included nonaccrual loans. Interest income collected on nonaccrual loans has been included.

(2) Fully Taxable Equivalent (“FTE”) at the rate of 35%. The FTE basis adjusts for the tax benefits of income on certain tax-exempt loans and investments using the federal statutory rate of 35% for each period presented. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts.

GREEN BANKSHARES, INC.
Consolidated Financial Highlights
December 31, 2007
(UNAUDITED)

	December 31, 2007		December 31, 2006
Loans	Balance	%	Balance	%	%Change
Commercial	$320,264	13.51%	$258,998	16.70%	23.66%
Commercial real estate	1,549,456	65.38%	921,190	59.38%	68.20%
Residential real estate	398,779	16.83%	281,629	18.16%	41.60%
Consumer	97,635	4.12%	87,111	5.62%	12.08%
Other	3,872	0.16%	2,203	0.14%	75.76%
	2,370,006	100.00%	1,551,131	100.00%	52.79%

Less: Unearned interest income	(13,630)		(11,502)
Total	$2,356,376		$1,539,629

Loan Balances by Geographical Region and Operating Subsidiaries

	December 31, 2007		December 31, 2006
	Loan	% to	Loan	% to
	Balance	Total Loans	Balance	Total Loans	%Change

Northeastern Tennessee Region(1)	$494,945	21.00%	$465,567	30.24%	6.31%
East Tennessee Region	782,254	33.20%	625,632	40.64%	25.03%
Middle Tennessee Region	1,040,854	44.17%	414,379	26.91%	151.18%

GCB Acceptance Corporation	15,292	0.65%	13,444	0.87%	13.75%
Superior Financial Services, Inc.	23,031	0.98%	20,607	1.34%	11.76%

Totals	$2,356,376	100.00%	$1,539,629	100.00%	53.05%

(1) Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina.

	December 31, 2007		December 31, 2006
Deposits	Balance	%	Balance	%	%Change
Non-interest bearing demand	$201,289	10.13%	$152,634	11.45%	31.88%
Interest bearing demand	476,521	23.99%	304,828	22.88%	56.32%
Money market and savings	194,741	9.80%	194,068	14.56%	0.35%
Retail time	561,279	28.25%	445,816	33.46%	25.90%
Jumbo time	552,963	27.83%	235,159	17.65%	135.14%
Total	$1,986,793	100.00%	$1,332,505	100.00%	49.10%

Deposit Balances by Geographical Region and Operating Subsidiaries

	December 31, 2007		December 31, 2006
	Balance	%	Balance	%	%Change
Northeastern Tennessee Region(1)	$784,702	39.50%	$613,257	46.02%	27.96%
East Tennessee Region	278,646	14.02%	281,094	21.10%	-0.87%
Middle Tennessee Region	923,445	46.48%	438,154	32.88%	110.76%

GCB Acceptance Corporation	-	0.00%	-	0.00%	-
Superior Financial Services, Inc.	-	0.00%	-	0.00%	-

	$1,986,793	100.00%	$1,332,505	100.00%	49.10%

(1) Includes one branch located in Southwestern Virginia and one branch located in Northwestern North Carolina.

CONTACT:
Green Bankshares, Inc.
James E. Adams
Executive Vice President and Chief Financial Officer
423-278-3050